EXHIBIT 99.2

May 8, 2009

BY FEDERAL EXPRESS

Mr. Charles S. Holmes

Chairman of the Board

Wilcom, Inc.

73 Daniel Webster Highway

Belmont, NH 03220

Dear Mr. Holmes:

We are in receipt of your letter of May 7, 2009. Our Board of Directors will, as contemplated in your letter, engage in a complete and careful review of your expression of interest. In this regard, as I’m sure you will understand, we intend to engage financial and legal advisors to help us properly evaluate your expression of interest. We will conduct Board discussions in the near future and will respond to your expression of interest in a timely manner.

Sincerely,

TII Network Technologies, Inc.

By:	/s/ Charles H. House
Charles H. House Non-Executive Chairman